UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2017

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100

Houston, Texas 77002

(Address of principal executive office and zip code)

(713) 568-4725

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Lazarus Energy, LLC, a wholly owned subsidiary of Blue Dolphin Energy Company (the “Company”), was a party to a Crude Oil Supply and Throughput Services Agreement (as amended and supplemented, the “Crude Supply Agreement”) and a Joint Marketing Agreement (as amended and supplemented, the “JMA”), each dated August 12, 2011, with GEL Tex Marketing, LLC (“GEL”). Pursuant to the Crude Supply Agreement, GEL previously supplied the Company’s Nixon Facility with crude oil and condensate. Pursuant to the JMA, the Company and GEL previously jointly marketed and sold refined petroleum products produced at the Nixon Facility and shared the associated gross profits.

As previously disclosed, the Company and GEL are involved in an on-going dispute related to the Crude Supply Agreement and the JMA. Also as previously disclosed, the Company has asserted that GEL materially breached the parties’ agreements in April 2016 by refusing to deliver the Company’s operational requirements of crude oil for an extended period of time. The Company spent the next several months unwinding its relationship with GEL. These efforts were hindered by the previously-disclosed temporary injunction, which required continued interaction with GEL. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company ceased purchases of crude oil and condensate from GEL under the Crude Supply Agreement in November 2016 and suspended the marketing and sale of refined petroleum products under the Joint Marketing Agreement following the processing of all crude oil and condensate supplied by GEL. The Company did not disclose the termination of these agreements because of the ongoing dispute between the parties related to the agreements.

GEL recently relinquished its claims for equitable and declaratory relief and its ability to keep the contracts in force and effect on a going-forward basis. Therefore, the Company is now filing this Current Report on Form 8-K to confirm that the parties’ agreements, including the Crude Supply Agreement and the JMA, have terminated.

Arbitration proceedings related to the dispute with GEL are currently in progress. The Company remains unable to predict the outcome of these proceedings or their ultimate impact, if any, on its business, financial condition or results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2017

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL

Jonathan P. Carroll

Chief Executive Officer, President,

Assistant Treasurer and Secretary

(Principal Executive Officer)